Exhibit 23.2

North Rim Exploration Ltd.

1020-606 Spadina Crescent East

Saskatoon, Saskatchewan S7K 3H1

Canada

May 13, 2013

Prospect Global Resources Inc.

1621 18th Street, Suite 260

Denver CO 80202

North Rim Exploration Ltd. hereby consents to being named in the Prospectus being filed with the Securities and Exchange Commission by Prospect Global Resources, Inc. on or about May 15, 2013. with reference to the N1 43-101 mineral resource estimate completed in 2011 and as updated in August 2012.

Sincerely,

North Rim Exploration Ltd.

/s/ Tabetha Stirrett
Tabetha Stirrett, P. Geo.
Senior Geologist